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                                                                  EXHIBIT 10.02

                           BENTLEY RESELLER AGREEMENT
                                  NORTH AMERICA

This BENTLEY RESELLER AGREEMENT is made this 11th day of June, 2001 (this "AGREEMENT"), between Bentley Systems, Incorporated, a Delaware corporation with its principal place of business at 685 Stockton Drive, Exton, Pennsylvania 19341, United States of America ("BENTLEY"), and Avatech Solutions with its principal place of business at 5864 Interface Drive Ann Arbor, MI 48103 ("RESELLER").

This Agreement and the terms contained herein supersede and replace any and all prior agreements between Reseller and Bentley. In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.     DEFINITIONS

1.01 "ASSIGNED SALES PARTNER" shall mean, with respect to any End User Site, the reseller that has been authorized by Bentley to offer and sell Bentley Products to such End User Site.

1.02 "BENTLEY INSTITUTE COURSES" shall mean the training courses offered by Bentley or an authorized third party to End Users and prospective users from time to time on the use of one or more Bentley Products.

1.03 "BENTLEY PRICEBOOK" shall mean the pricing and other information published by Bentley, in hardcopy, electronic or such other form selected by Bentley, as updated from time to time with or without notice at Bentley's discretion. Bentley reserves the right to publish separate Bentley Pricebooks for different geographical regions or countries.

1.04 "BENTLEY PRODUCTS" shall mean any and all products and services offered by Bentley from time to time including, without limitation, Bentley Software Products, Maintenance Subscriptions, Subscription Products, and Bentley Institute Courses.

1.05 "BENTLEY SELECT PROGRAM" shall mean the Bentley sponsored program by which an End User can license products and purchase support and maintenance services from Bentley, as in effect from time to time.

1.06 "BENTLEY SOFTWARE PRODUCTS" shall mean the software products in object code form that are offered by Bentley from time to time under a perpetual license and any updates or upgrades thereto.

1.07 "BUSINESS SEGMENTS" shall mean the business segments defined by Bentley from time to time and described and set forth on the Bentley Reseller Website or such other medium selected by Bentley from time to time.

1.08 "DOCUMENT SET" shall mean, with respect to a Bentley Product, the user guides and reference and other materials developed by Bentley for use with a Bentley Product. Document Sets may be available in electronic, hardcopy and/or other form in the sole discretion of Bentley.

1.09 "EFFECTIVE DATE" shall mean July 1, 2001, that this Agreement is accepted and countersigned by Bentley.

1.10 "END USER" shall mean a user or user organization that licenses copies of one or more of the Bentley Products, and uses such Bentley Products solely for its own internal use (and not for redistribution, remarketing, or timesharing) under the terms of an End User License Agreement.

1.11 "END USER LICENSE AGREEMENT" shall mean the license agreement distributed to an End User of a Bentley Product, whether in written, electronic or other form selected by Bentley, pursuant to which Bentley grants to an End User the limited right to use such Bentley Product under the terms and conditions of such license agreement including, without limitation, the contractual agreement between Bentley and subscribers to the Bentley SELECT Program, as in effect from time to time.

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1.12   "END USER SITE" shall mean any office(s), location(s), division(s) or other unit(s) of an End User designated by Bentley from time to time.

1.13 "EXHIBIT(s)" shall mean the Exhibit(s) to this Agreement (individually or collectively, as the case may be) as in effect on the date hereof and as amended from time to time upon written notice from Bentley to Reseller, and such additional exhibits as Bentley may add from time to time upon written notice to Reseller.

1.14 "MAINTENANCE SUBSCRIPTIONS" shall mean the contractual maintenance offered by Bentley, and subscribed by an End User, for a Bentley Software Product licensed under a perpetual license.

1.15 "MANUFACTURER'S SUGGESTED RETAIL PRICE" of "MSRP" shall mean the list price for Bentley Products and as set forth in the applicable local Bentley Pricebook from time to time.

1.16 "MARKET" shall mean, with respect to each Business Segment set forth in EXHIBIT A, the geographical area for which Reseller is the Assigned Sales Partner set forth opposite such Business Segment in EXHIBIT A.

1.17 "PRODUCT ORDERS" shall mean written or electronic orders for Bentley Products.

1.18 "QUOTA" shall mean the revenue target established by Bentley and assigned to Reseller for measurement of quarterly and annual sales performance. The Quotas are set forth in EXHIBIT A and in such other Exhibits (if any) designated by Bentley from time to time.

1.19 "SALES AUTHORIZATION" shall mean, with respect to each Business Segment, the minimum requirements and standards set forth on the Bentley Reseller Website or such other medium selected by Bentley from time to time which Reseller must meet and maintain in order to offer End User Sites the Bentley Products designated from time to time by Bentley.

1.20 "SUBSCRIPTION PRODUCTS" shall mean any subscription program for products and services offered by Bentley from time to time other than Bentley Software Products and Maintenance Subscriptions.

2.     APPOINTMENT AND GRANT RIGHTS

2.01 APPOINTMENT. Bentley grants Reseller a nontransferable, nonexclusive right during the term of this Agreement to (a) promote the sale and distribution of Bentley Products to End User Sites and prospective users in the Market for use in the Business Segments set forth in EXHIBIT A, provided that Reseller has completed and maintains the appropriate Sales Authorizations, and (b) where permitted by Bentley, purchase Bentley Software Products for resale to End User Sites and prospective users in the Market for use in the Business Segments set forth in EXHIBIT A, provided that Reseller has completed and maintains the appropriate Sales Authorizations. Bentley shall have the right to revoke Reseller's designation as the Assigned Sales Partner for any End User Site at any time upon notice to Reseller.

2.02 RESELLER RESTRICTIONS. Reseller shall not engage in any activities regarding Bentley Products which are not authorized or contemplated in this Agreement. Among other things, without limitation, Reseller shall not (i) sell, distribute, market or offer Bentley Products to or through other resellers, remarketers or distributors; (ii) sell, distribute, market or offer Bentley Products to End Users or prospective users outside of the Business Segments and the related Markets; (iii) sell, distribute, market or offer Bentley Products to End User Sites in which Bentley or another reseller is the Assigned Sales Partner; (iv) provide support and maintenance services to subscribers to the Bentley SELECT Program without the express written consent of Bentley; (v) rent or lease Bentley Products or make them available on a timesharing or "ASP" or hosted basis without Bentley's written consent; or (vi) provide training courses or course materials on the use of any Bentley Product except as an authorized participant in the Bentley Institute or such other training program sponsored by Bentley from time to time.

3.     OBLIGATIONS OF RESELLER

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3.01   BEST EFFORTS. Reseller shall use its best efforts to promote the sale of the Bentley Products in a commercially reasonable manner and in accordance with the terms of this Agreement.

3.02 BENTLEY'S STANDARD POLICIES AND PROCEDURES. Reseller shall at all times during the term of this Agreement comply with the standard policies and procedures governing the Bentley Reseller Program as set forth from time to time on the Bentley Reseller Website or on such other medium selected by Bentley.

3.03 BUSINESS SEGMENTS AND SALES AUTHORIZATION. Reseller shall meet and maintain the Sales Authorizations for each Business Segment set forth in EXHIBIT A. If Reseller fails to meet and maintain the Sales Authorization for any Business Segment set forth in EXHIBIT A, Bentley shall have the right, in its sole discretion, to (a) terminate Reseller's authorization to offer Bentley Products to End User Sites and prospective users for use in such Business Segment; (b) designate another reseller or no reseller as the Assigned Sales Partner for any End User Site that fits within the definition of such Business Segment; (c) withhold compensation to Reseller for the sale of Bentley Products to End User Sites for use in such Business Segment; or (d) terminate this Agreement.

3.04 REPORTS. Reseller shall provide Bentley the business plans, forecasts, financial statements and other reports set forth in EXHIBIT C and such business plans, forecasts and other reports shall be prepared and delivered in accordance with the requirements set forth in EXHIBIT C.

3.05 REGULATIONS. Reseller shall be responsible for ensuring its compliance with all legal requirements in force in the countries in which it performs under this Agreement and shall obtain all necessary authorizations.

3.06 PRIVACY POLICY. Reseller agrees that all information obtained by Reseller from Bentley or a Bentley website regarding Bentley users and subscribers or any other information shall be subject to the terms and conditions of Bentley's privacy policies as in effect from time to time and published on Bentley websites including but not limited to the Bentley Reseller Website or such other medium selected by Bentley.

3.07 LEADS. Bentley may, but is not obligated to, provide leads to Reseller from time to time. Reseller shall respond to leads provided by Bentley within two business days. Reseller agrees to report to Bentley on a monthly basis as to the status of leads provided by Bentley. The reports must follow the electronic file format in which the leads are provided. Failure to provide such reports will result in a suspension or termination of the provision of leads by Bentley.

3.08 EXPENSES AND COSTS. Reseller shall pay its own costs and expenses in connection with the promotion, sale and/or distribution of any Bentley Product under this Agreement.

3.09 PAYMENTS TO THIRD PARTIES. Reseller shall not, directly or indirectly, offer or furnish to any End User, prospective End User or to any employee or representative of such an End User or Bentley any bribe, kickback, payment, compensation, gift, service or anything else of value in connection with or related to any activity or payment under this Agreement, except for the nominal cost of routine business entertainment of such person in the ordinary course of business or as may be expressly permitted by this Agreement. A violation of this provision shall constitute a material breach of this Agreement.

4.     OBLIGATIONS OF BENTLEY

4.01 BENTLEY PRODUCTS. Bentley will supply such Bentley Products as may be ordered and accepted under this Agreement. Bentley reserves the right at any time without liability or prior notice to (a) change or terminate any of the specifications, features, functions or terms of the Bentley Products; (b) discontinue, change or retain any model or type of any of the Bentley Products; and (c) determine from time to time the Bentley Products that may be sold in connection with each Business Segment.

4.02 MARKETING AND ADVERTISING. Public relations and press releases regarding any Bentley Product shall be the sole and exclusive responsibility of Bentley. Reseller shall not advertise or make any representation regarding any Bentley Product without prior written consent of Bentley.

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4.03   MARKETING DEVELOPMENT FUND. Bentley may make available to Reseller a cooperative marketing fund that may be used by Reseller in promoting Bentley Products ("MDF"). The terms and conditions of the MDF are set forth in EXHIBIT B. Bentley reserves the right to modify or terminate the MDF at any time.

4.04 RESELLER QUOTAS. Bentley shall define the Quotas based on Bentley's analysis of Reseller's assigned Business Segments and related Markets, projected market demand, current End User base and projected growth opportunities. Upon prior notice to Reseller, Bentley may change the Quotas annually, and at any other time upon a change in the End User Sites for which Reseller is the Assigned Sales Partner.

5.     DISTRIBUTION

5.01 DISTRIBUTION. Bentley shall deliver the Bentley Products ordered and accepted pursuant to this Agreement in accordance with Bentley's standard policies and procedures in effect from time to time as set forth on the Bentley Reseller Website or such other medium selected by Bentley.

5.02 END USER LICENSE AGREEMENT. All software distributed under this Agreement shall be subject to the terms of Bentley's End User License Agreement for the applicable Bentley Product.

6.     PRICE, ORDER PROCEDURE AND RESELLER COMPENSATION-SALES BY BENTLEY TO END
       USERS

6.01 PRICE. The sales price for any Bentley Product sold pursuant to this Agreement to an End User shall be the MSRP for such Bentley Product LESS the volume or other discounts, if any, provided by Bentley to such End User.

6.02 COMPENSATION. Bentley will pay Reseller compensation for each Bentley sold by Bentley to an End User Site for which Reseller is the Assigned Sales Partner in accordance with the terms and conditions set forth in EXHIBIT B. The payment terms for any compensation earned by Reseller under this Section 6.02 shall be in accordance with the terms set forth in EXHIBIT B. Reseller compensation for special programs and promotions shall be in accordance with the terms and conditions for such programs and promotions set forth in the Bentley Pricebook in effect from time to time. The compensation terms set forth in EXHIBIT B are subject to change from time to time upon prior notice to Reseller.

6.03 PRODUCT ORDERS. An End User Site may place Product Orders for Bentley Products during the term of this Agreement. Reseller will instruct End User Sites for which Reseller is the Assigned Sales Partner to provide the following information in each Product Order: (i) identification of each Bentley Product ordered by part number and quantity; (ii) delivery instructions; (iii) contact information; (iv) requested delivery date for the items ordered; and (v) a reference to Reseller.

6.04 ORDER ACCEPTANCE. Bentley reserves the right to accept or reject any Product Order in its sole discretion.

6.05 INVOICE. Bentley will invoice the End User submitting a Product Order for the Bentley Products ordered in such Product Order.

7. PRICE, ORDER PROCEDURE, PRICE AND RECORDS - PRODUCT SALES BY BENTLEY TO RESELLER FOR RESALE TO END USERS.

7.01 PRICE. The sales price for any Bentley Software Product sold pursuant to this Agreement to Reseller for resale to an End User shall be the MSRP for such Bentley Software Product LESS the applicable sales discount provided by Bentley to Reseller as set forth in EXHIBIT B. Reseller will have the right to establish its resale prices for Bentley Software Products purchased by it and resold to End Users under this Section 7. Bentley may modify the MSRPs set forth in the Bentley Pricebook at any time in its sole discretion; PROVIDED, HOWEVER, that Bentley shall price-protect for thirty (30) days any Reseller proposal that was detailed in Reseller's forecast at the MSRP on the date of such proposal. The discounts set forth in EXHIBIT B are subject to change from time to time upon prior notice to Reseller.

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7.02   PRODUCT ORDERS. A Reseller may place Product Orders for Bentley Software
       Products during the term of this Agreement. Each Product Order shall contain the following information: (i) identification of each Bentley Software Product ordered by part number and quantity; (ii) delivery instructions; (iii) contact information; (iv) requested delivery date for the items ordered; (v) a reference to Reseller and this Agreement; and
       (vi) a reference to the End User or prospective End User to whom Reseller intends to resell such Bentley Software Product.

7.03 ORDER ACCEPTANCE. Bentley will consider Product Orders only if the items ordered therein are in then-current Bentley Pricebook, and Reseller has been authorized hereunder to distribute such items and has the appropriate Sales Authorizations. All Product Orders shall be in a Bentley approved format and are subject to acceptance by Bentley and shall not be binding until confirmed by Bentley.

7.04 INVOICE. Bentley will invoice Reseller for the Bentley Software Products ordered by Reseller pursuant to this Section 7.

7.05 SECURITY INTEREST. Reseller hereby pledges, assigns and grants to Bentley, its successors and assigns, a continuing security interest in and to all Bentley Software Products delivered by Bentley to Reseller under this Section 7 to secure payment in full to Bentley. Reseller shall execute such documents reasonably requested by Bentley to perfect such security interest.

7.06 CONTROLLING TERMS. The terms and conditions of this Agreement and of the applicable Bentley confirmation shall apply to each Reseller Product Order accepted by Bentley hereunder. Any additional or different terms or conditions appearing on the Product Order shall not be binding on the parties unless both parties expressly agree in a separate writing.

7.07 TAXES. Unless otherwise expressly noted in the Bentley Pricebook, all prices in the Bentley Pricebook are exclusive of taxes, and the party submitting a Product Order shall be responsible for, and shall pay, any and all taxes, duties, withholdings or similar charges that are due and payable as a result of the distribution or licensing of the items purchased pursuant to such Product Order.

7.08 RECORDS; AUDIT. Reseller will, during the term of this Agreement and for a period of two (2) years thereafter, maintain complete records of the distribution and sale of the Bentley Software Products purchased by Reseller for resale to End Users pursuant to this Section 7. Reseller shall, upon seven (7) day advance written notice by Bentley, permit reasonable inspection of such records by Bentley or a third-party auditor retained by Bentley at the offices of Reseller during regular working hours.

7.09 NO RETURNS. Subject to Section 9.02 of this Agreement (defective products), Reseller may not return any Bentley Software Products delivered by Bentley to Reseller pursuant to this Section 7.

8.     INTELLECTUAL PROPERTY

8.01 NO RIGHT TO MODIFY OR TRANSLATE. Reseller shall not have the right to modify or translate the Bentley Products or to prepare derivative works thereof unless expressly approved in writing by Bentley.

8.02 RESERVED RIGHTS. Bentley hereby reserves all rights not specifically granted herein to Reseller. Except as expressly provided herein in connection with the distribution of Bentley Products, Bentley does not convey any intellectual property rights to Reseller in this Agreement. Reseller shall not have the right to receive, review or otherwise use or have access to the source code for the Bentley Products. Title to the Bentley Products and to all copies thereof shall remain with Bentley or relevant third parties, and shall not pass to Reseller, End Users or any third party.

8.03 USE OF BENTLEY TRADEMARKS. Bentley shall have and retain sole ownership of the trademarks, service marks, trade names and logos used by Bentley in connection with the Bentley Products (the "BENTLEY MARKS"), including the goodwill pertaining thereto. Reseller acknowledges and agrees that it has no rights in the Bentley Marks, and that it has paid no consideration for the use of the Bentley Marks. Reseller shall market, distribute and support the Bentley Products only under the applicable Bentley Marks, and not under

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       any other mark or name. Reseller shall not (a) take any action or make any registration that would otherwise convey or grant an interest in the Bentley Marks, (b) contest or take any action to contest Bentley's ownership of the Bentley Marks, (c) attempt to register any Bentley Mark without the prior written consent of Bentley, (d) use or attempt to register any trademark, service mark, trade name or logo in any country in the world that is confusingly similar to the Bentley Marks, (e) assert or claim any interest in the Bentley Marks, (f) remove or alter any Bentley Marks from the Bentley Products, or (g) register or attempt to register any domain name in any jurisdiction which incorporates the Bentley Marks or any name or word confusingly similar to the Bentley Marks therein.

8.04   NOTIFICATION OF INFRINGEMENT. Reseller shall promptly notify Bentley of
       (a) any claims, allegations or notification that the marketing, licensing or use of a Bentley Products may or will infringe any patent, copyright, trademark or other intellectual property right of any other person or entity; (b) any determination or discovery that any person or entity is or may be infringing any patent, copyright, trademark or other intellectual property right owned by Bentley, and (c) any failure of an End User to abide by the terms of an End User License Agreement, or such other agreement(s) as may be applicable.

8.05 INDEMNIFICATION BY BENTLEY. Bentley shall defend and hold Reseller harmless from all claims, suits, damages and expenses (including reasonable attorneys' fees) arising from a claim against Reseller that the Bentley Products which are developed and owned by Bentley infringe a United States patent or copyright, provided that Reseller provides to Bentley (a) prompt written notice of any such claim, (b) all available information and assistance, and (c) the opportunity to exercise sole control of the defense and all negotiations pertaining to such claim. Bentley shall also have the right, at its expense, either to procure the right for Reseller to continue to distribute the Bentley Products or to replace or modify them so that they become non-infringing. If neither of the foregoing alternatives is available on terms that Bentley, in its sole discretion, deems desirable, Reseller shall, upon written request from Bentley, return the infringing Bentley Product in its possession, in which event Bentley shall refund to Reseller the price paid, if any, by Reseller for such returns, provided that they are in original and unopened condition. This provision shall not apply to Bentley Products that are not developed and owned by Bentely or if the alleged infringement is due to combination, operation or use of a Bentley Product with other software, hardware or other products that does not originate from Bentley or from modifications of a Bentley Software Product by Reseller or any third party.

8.06 INDEMNIFICATION BY RESELLER. Reseller may from time to time bear sole responsibility for the distribution, installation and/or marketing of Bentley Products for End Users. Consequently, Reseller shall defend, indemnify and hold Bentley harmless from any and all claims, suits, damages and expenses (including reasonable attorneys' fees) arising from the acts, omissions or services of Reseller hereunder or from its relations with End Users or other third parties, including without limitation claims arising by reason of any representations, warranties or commitments made by Reseller in breach of this Agreement.

9.     WARRANTIES

9.01 WARRANTY TO RESELLER. Bentley warrants all Bentley Products only to the extent expressed in the End User License Agreement. The warranty is void if Reseller or End User modifies the delivered software.

9.02 REPLACEMENT OF DEFECTIVE BENTLEY SOFTWARE PRODUCTS. Bentley shall replace defective Bentley Software Products that are returned by Reseller to Bentley, shipping charges prepaid, and Bentley shall provide reimbursement of shipping charges for such returns. This shall be the sole and exclusive remedy of Reseller for any breach of Bentley's warranty to Reseller.

9.03 WARRANTY TO END USERS. The sold and exclusive warranty of Bentley to End Users is set forth in the End User License Agreement covering each Bentley Product. Bentley makes no other warranties to or for the benefit of End Users. Reseller shall not make any representations or warranties inconsistent with or in addition to those made by Bentley concerning Bentley Products.

9.04 END USER REQUESTS FOR REPLACEMENTS AND RETURNS. Reseller shall honor all requests from End Users for return or replacement of Bentley Software Products purchased by reseller from Bentley and resold to End

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       Users pursuant to the terms of the warranty from Bentley to End Users contained in Bentley's End User License Agreement. In the event Reseller provides a refund to an End User for return of a Bentley Software Product in accordance with this section, Bentley shall credit the account of Reseller for such return in an amount equal to the lesser of the refund paid by Reseller to such End User and the price paid by Reseller to Bentley for such Bentley Software Product, provided that Bentley shall have the right to confirm that copies of returned Bentley Software Products distributed to End Users have been removed at all applicable End User locations prior to crediting Reseller. In the event Reseller replaces a Bentley Software Product returned by End User in accordance with this section Bentley shall, at the election of Reseller, (i) deliver at no charge another copy of such Bentley Software Product to Reseller or
       (ii) credit the account of Reseller for such return in an mount equal to the price paid by Reseller to Bentley for such returned Bentley Software Product. Reseller shall return to Bentley, shipping charges prepaid, all Bentley Software Products returned to Reseller by End Users in accordance with this section, regardless of whether they are defective. Bentley shall provide annual reimbursement of shipping charges for such returns. This provision sets forth the sole and exclusive remedies for breach of Bentley's warranty to End Users.

9.05 INDEMNITY. In all cases, to the extent representations, warranties or commitments are extended by Reseller to End Users, such representations, warranties, and commitments will be those of Reseller alone and will not be attributed to Bentley, and Reseller agrees to defend, indemnify and hold Bentley harmless against any and all claims by any third parties whatsoever arising by reason of any such representations, warranties or commitments made by Reseller.

9.06 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY STATED HEREIN, THERE ARE NO OTHER WARRANTIES EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO ALL SOFTWARE, SERVICES AND RELATED MATERIALS TO BE SUPPLIED UNDER THIS AGREEMENT. BENTLEY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.07 LIMITATION OF LIABILITY. IN NO EVENT SHALL BENTLY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNATIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE OR PROFIT, INTERRUPTION OF BUSINESS, LOST OR DAMAGED DATA OR CLAIMS AGAINST RESELLER, PROSPECTIVE END USERS, CUSTOMERS, OR END USERS BY ANY THIRD PARTY, REGARDLESS OF THE NATURE OF THE CLAIM RAISED, EVEN IF BENTLEY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS. IN NO EVENT SHALL BENTLEY'S LIABILITY FOR DAMAGES EXCEED THE MAXIMUM AMOUNT OF $100,000.

10.    TERM; TERMINATION

10.01 TERM - NEW RESELLER. If Reseller is not an authorized reseller of Bentley products immediately prior to the Effective Date, then this Agreement shall become effective on the Effective Date and, subject to earlier termination as set forth herein, shall remain in effect for a term of six (6) months ("EVALUATION PERIOD"). Following the Evaluation Period, subject to earlier termination as set forth herein, this Agreement shall renew for an additional period of eighteen (18) months ("INITIAL PERIOD"), unless Bentley gives fifteen (15) day advance written notice of termination to Reseller during the Evaluation Period. Thereafter, this Agreement may be renewed for successive one (1) year terms by mutual written consent of both parties

       TERM - RENEWAL RESELLER. If Reseller is an authorized reseller of Bentley products immediately prior to the Effective Date, then this Agreement shall become effective on the Effective Date and, subject to earlier termination as set forth herein, shall remain in effect for a term of two (2) years. Therafter, this Agreement may be renewed for successive one (1) year terms by mutual written consent of both parties.

10.02 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement at any time and for any reason upon providing sixty (60) days prior written notice to the other party.

10.03 DEFAULT. Either party may terminate this Agreement in the event of default by the other party thirty (30) days after the delivery of the notice of the default, unless the defaulting party has cured the default within

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       the notice period. Notwithstanding anything contained herein to the contrary, Bentley may terminate this Agreement immediately if Reseller defaults on its obligations under Sections 8 or 11.03 of this Agreement.

10.04 INSOLVENCY. If under applicable insolvency laws, Reseller becomes unable to pay its debts or becomes insolvent or bankrupt or makes arrangements with its creditors, or otherwise goes into liquidation, administration or receivership, then Bentley shall have the right to terminate this Agreement immediately by written notice.

10.05 CONSEQUENCES OF TERMINATION. Upon the termination or expiration of this Agreement for any reason: (a) this Agreement shall remain applicable to all orders not filled or for which full payment has not yet been received; (b) Reseller shall return to Bentley all advertising, logo's, samples, literature, price lists, demonstration and training software, and any material containing the Bentley Marks; and (c) at Bentley's request, Reseller shall return all unsold inventory of Bentley Products regardless of whether Reseller has paid Bentley for such inventory upon refund of the price paid (if any) by Reseller for such inventory. Neither party will be liable to the other because of such termination or expiration for compensation, reimbursement, or damages for the loss of prospective profits, anticipated sales, good will, or for expenditures, investments or commitments made in connection with this Agreement, provided that termination or expiration shall not relive either party from its liability to pay any amounts which have accrued to the other party on or before the date of termination or expiration, including amounts owed by Reseller to Bentley for the purchase of Bentley Products. Notwithstanding anything contained in this Agreement to the contrary, Sections 3.06, 7, 8, 9.05, 9.06, 9.07, 10.05 and 11 shall survive the termination of this Agreement.

11.    MISCELLANEOUS

11.01 NOTICES AND MODIFICATIONS. Except as otherwise provided for herein, any notice required or permitted to be given hereunder shall be provided to the person listed below by hand delivery, prepaid certified mail, next day air delivery, or electronically, and the date upon which any such notice is received at the designated address shall be deemed to be the date of such notice.

       If to Bentley:                           If to Reseller:

       Bentley Systems, Incorporated            Avatech Solutions of Michigan
       685 Stockton Drive                       5864 Interface Drive
       Exton, PA 19341                          Ann Arbor, MI 48103
       Email: ___________________               Email:  jnicholson@avat.com
       Attn: General Counsel                    Attn:   V. Joel Nicholson

11.02 ASSIGNMENT. This Agreement is not assignable or transferable in whole or in part by either party without the prior written consent of the other party except that this Agreement is assignable by Bentley to any company controlling, controlled by or under common control with Bentley or to any successor in interest to Bentley's business. The sale or transfer (in one or a series of related transactions) of a controlling interest in Reseller shall be considered an assignment of this Agreement requiring Bentley's consent.

11.03 CONFIDENTIALITY. Reseller shall maintain the confidentiality of all business information, Bentley product pricing, Bentley technology and confidential documents, and technology and documents of Bentley licensors, including but not limited to agreements, business plans, software, price books and related documentation, technical documentation, Bentley end user and subscriber information, and other information which is not publicly available. Reseller obligations hereunder shall survive termination of this Agreement, but shall exclude information that is or becomes part of the public domain through no act or omission of Reseller.

11.04 FORCE MAJEURE. Neither Bentley nor Reseller shall have any liability for failure to fulfill the terms of this Agreement due to fire, strike, war, government regulations, acts of God or other causes which are unavoidable and beyond its control. These provisions shall not be construed as relieving either party from its obligation to pay any sums due to the other party.

11.05 WAIVER. The failure of Bentley to insist upon any of its rights under this Agreement upon one or more occasions shall not be deemed a waiver of such rights on any subsequent occasions.

11.06 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto incorporate the entire agreement of the parties and there are no other provisions, whether oral or written, between the parties unless contained herein. Bentley shall have the right, upon 30 days written or electronic notice, to modify, supplement or replace the Exhibits to this Agreement. Following such notice period, such revised Exhibits shall bind Reseller.

11.07 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of the Agreement.

11.08 COVENANTS. The covenants contained in this agreement which, by their terms, require or contemplate performance by the parties after the expiration or termination of the Agreement shall be enforceable notwithstanding said expiration or termination.

11.09 SEVERABILITY. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any one provision shall not affect any other unless otherwise noted.

11.10 GOVERNING LAW. This Agreement shall be governed by, interpreted, and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania. The parties agree that the United Nation Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act are expressly excluded from application to this Agreement.

11.11 ARBITRATION. In the event of any dispute, controversy or claim between the parties arising under or related to this Agreement, the parties shall submit to binding arbitration before a single arbitrator in Philadelphia, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and the judgment upon the award rendered by the arbitrator shall be enforceable in any court of competent jurisdiction. Each party shall bear its own attorney's fees, costs, and expenses incurred in such arbitration.

11.12 NO AGENCY. This Agreement does not appoint and shall not be interpreted to constitute, Reseller as an agent or legal representative of Bentley for any purpose whatsoever, not shall Reseller hold itself out as such. This Agreement does not create any relationship between Reseller and Bentley as joint ventures, partners, associates, or principal and agent, but rather both parties are acting and shall act as independent contractors. Reseller is not granted any right of authority, and shall not assume or create any obligation or responsibility for or on behalf of Bentley or otherwise bind Bentley, or otherwise use Bentley's name, other than as expressly authorized by Bentley in a separate written agreement. Reseller shall bear all of its own expenses for its operation and staff, except for such items, as Bentley shall agree to pay in a separate written agreement.

11.13 EXPORT RESTRICTIONS. Reseller shall not distribute Bentley products with knowledge or reason to know that they will be transported outside the country in which Reseller's principal place of business is located, excepted as permitted by Bentley. In addition to the foregoing, and not in lieu thereof, Reseller agrees to comply with the export laws and regulations of the United States Government and other jurisdictions as they apply to the exports of Bentley products and technical data from the United States and re-exports or transfers of Bentley products and technical data from Bentley countries.

IN WITNESS WHEREOF, the parties each by its duly authorized signature, have executed this Agreement.

RESELLER:                                       BENTLEY SYSTEMS, INCORPORATED


Avatech Solutions, Inc
-------------------------
Reseller Company Name

/s/ Joel Nicholson
--------------------------                      --------------------------
Authorized Signature                            Authorized Signature

Joel Nickolson
--------------------------                      --------------------------
Name                                            Name

Executive Vice President
------------------------                        --------------------------
Title                                           Title

1-31-01
--------                                        --------------------------
Date                                            Date

                                    EXHIBIT A

                  BUSINESS SEGMENTS, MARKET, QUOTAS AND BONUSES

BUSINESS SEGMENTS AND MARKET DESIGNATIONS

Upon completion of the appropriate Sales Authorization, Bentley authorizes Reseller to offer Bentley Products to prospective End Users in the Business Segments designated below in the Market described below opposite such Business Segment.

     BENTLEY             CATEGORY                   /X/             BUSINESS SEGMENT                       AUTHORIZED MARKET
    INDUSTRY
      GROUP
------------------------------------------------------------------------------------------------------------------------------------
BUILDING
               A/E Firm
                                                    /X/  Architect-Engineer                                MI, OH, IN, IL, IA, NE
                                                    /X/  Engineer-Architect                                MI, OH, IN, IL, IA, NE

               Architectural Firm
                                                    / /  Architectural Design Firm

               Commercial Facility Owner
                                                    / /  General Merchandise Stores
                                                    / /  Air Transportation
                                                    / /  Airport Operations
                                                    / /  Commercial Banking
                                                    / /  Real Estate Management
                                                    / /  Hospitals

               Construction Company
                                                    / /  Buildings, Developing, & General Contracting
                                                    / /  Design Build Firms
                                                    / /  Heavy Construction

               Engineering Consultant
                                                    /X/  Engineering Firm                                  MI, OH, IN, IL, IA, NE
                                                    /X/  Engineer-Contractor                               MI, OH, IN, IL, IA, NE
                                                    /X/  Environmental Engineer                            MI, OH, IN, IL, IA, NE
                                                    /X/  Geotechnical Engineer                             MI, OH, IN, IL, IA, NE
                                                    /X/  Drafting Services                                 MI, OH, IN, IL, IA, NE

PLANT
               Plant Owner/Operator
                                                    / /  Mining
                                                    / /  Oil and Gas Exploration/Operations
                                                    / /  Food Manufacturing
                                                    / /  Petroleum & Coal Products Manufacturing
                                                    / /  Chemical Manufacturing
                                                    / /  Plastics & Rubber Products Manufacturing

               Engineering, Procurement,
                 Construction Firm
                                                    / /  Engineering, Procurement, Construction Firms

               Industrial Facility Owner
                                                    / /  Industrial Manufacturing
                                                    / /  Discrete Manufacturing
                                                    / /  Motor Vehicle Manufacturing
                                                    / /  Aerospace Product & Parts Manufacturing
                                                    / /  Ship & Boat Building

     BENTLEY             CATEGORY                   /X/             BUSINESS SEGMENT                       AUTHORIZED MARKET
    INDUSTRY
     GROUP
------------------------------------------------------------------------------------------------------------------------------------
CIVIL
               Civil Design and Engineering
                                                    /X/  Civil Design Firm/Consultant                      MI, OH, IN, IL, IA, NE

               Transportation Operations and
                 Maintenance
                                                    / /  Rail Transportation
                                                    / /  Transit Authorities
                                                    / /  State/Provincial Transportation Agencies

GEOENGINEERING
               Government
                                                    / /  Public Administration
                                                    / /  Environmental Quality Agencies
                                                    / /  Infrastructure Agencies
                                                    / /  National Security
                                                    / /  State/Provincial Public Administration

               Telecommunication
                                                    / /  Broadcasting & Telecommunications

               Utility
                                                    /X/  Electric Power Generation, Transmission and
                                                         Distribution                                      MI, OH, IN, IL, IA, NE
                                                    /X/  Natural Gas Distribution                          MI, OH, IN, IL, IA, NE
                                                    /X/  Water Supply & Irrigation Systems                 MI, OH, IN, IL, IA, NE
                                                    /X/  Sewage Treatment Facilities                       MI, OH, IN, IL, IA, NE
                                                    /X/  Pipeline Transportation                           MI, OH, IN, IL, IA, NE

               Mapping
                                                    / /  Cadastral Agencies
                                                    / /  Surveying and Mapping Services

EDUCATIONAL
SERVICES
                                                    /X/  Elementary & Secondary Schools
                                                    /X/  Junior Colleges
                                                    /X/  Colleges, Universities, & Professional Schools
                                                    /X/  Technical & Trade Schools

OTHER (TO BE WRITTEN IN BY BENTLEY CHANNEL MANAGER)
                                                    / /
                                                    / /
                                                    / /
                                                    / /

PRODUCT PERFORMANCE QUOTAS AND BONUSES

PRODUCT PERFORMANCE QUOTA. Reseller shall use its best and commercially reasonable efforts to meet the minimum quarterly and year-to-date sales quotas set forth below. The quotas will be based upon the aggregate revenues recognized by Bentley (in accordance with generally accepted accounting principles) for the period of determination from the sale or license of (i) Bentley Software Products by Bentley to Reseller for resale to End User Sites, and (ii) Bentley Software Products and Subscription Products by Bentley to End User Sites for which Reseller is the Assigned Sales Partner, in each case, LESS any Reseller compensation under Section 6.02 of this Agreement in connection with such sales or licenses (the "PRODUCT PERFORMANCE NET REVENUE"). Notwithstanding anything herein to the contrary, sales or licenses of Bentley Software Products under
Section 7 of this Agreement which occur after the Notification Date (as defined in Exhibit E) will not be credited towards the quotas set forth below, and the term "Product Performance Net Revenue" will not include such sales or licenses.

PRODUCT PERFORMANCE BONUS. Reseller, if eligible, may receive a bonus for achieving the minimum quarterly and/or year-to-date quotas set forth below in an amount equal to the percentage, set forth opposite such quota, of the Product Performance Net Revenue for the period of determination (the "PRODUCT PERFORMANCE BONUSES"). The eligibility requirements for the Product Performance Bonuses will be set forth on the Bentley Reseller Website or such other medium selected by Bentley from time to time. In addition to any other eligibility requirements, Reseller will not be eligible for any Product Performance Bonus if, on the last day of the period of determination, Reseller is past due on any account balance owed by Reseller to Bentley. Notwithstanding the foregoing, Bentley reserves the right to apply any Product Performance Bonus earned by Reseller against any current or past due account balances owed by Reseller to Bentley.

----------------------- --------------------- -------------------- --------------------- --------------------
       FILL IN            QUARTERLY QUOTAS      QUARTERLY BONUS        YEAR-TO-DATE         YEAR-TO-DATE
       QUARTER                                    PERCENTAGE              QUOTAS          BONUS PERCENTAGE
----------------------- --------------------- -------------------- --------------------- --------------------
Q1 2001                 $163,749.00                        4%        $  163,749.00                   4%
----------------------- --------------------- -------------------- --------------------- --------------------
Q2 2001                 $508,706.00                        4%        $  672,445.00                   4%
----------------------- --------------------- -------------------- --------------------- --------------------
Q3 2001                 $442,495.00                        5%        $1,114,950.00                   5%
----------------------- --------------------- -------------------- --------------------- --------------------
Q4 2001                 $550,050.00                        5%        $1,665,000.00                   5%
----------------------- --------------------- -------------------- --------------------- --------------------

                                    EXHIBIT B

                         COMPENSATION, DISCOUNTS AND MDF

1.   SALES BY BENTLEY TO END USERS PURSUANT TO SECTION 6.

     COMPENSATION. Bentley will pay Reseller compensation in the amount set forth below for each Bentley Software Product, Maintenance Subscription, Subscription Product, and Bentley Institute Course purchased by an End User Site for which Reseller is the Assigned Sales Partner, provided that Reseller has obtained the appropriate Sales Authorization.

          (i) BENTLEY SOFTWARE PRODUCTS. For the sale of any Bentley Software Product to an End User Site for which Reseller is the Assigned Sales Partner, Bentley will pay Reseller compensation equal to 20% of the Net End User Price (as defined below) for "Category A Products" and 40% of the Net End User Price for "Category B Products." The terms "CATEGORY A PRODUCTS" and "CATEGORY B PRODUCTS" shall mean the categories established by Bentley from time to time for the purpose of setting forth reseller compensation rates for the sale of Bentley products and services to End Users and such categories will be published on the Bentley Reseller Website or on such other medium selected by Bentley from time to time. Bentley shall have the right to change the products and services within such categories and create new categories at any time upon thirty (30) days advance written or electronic notice to Reseller. The term "NET END USER PRICE" shall mean the applicable MSRP LESS any volume or other discounts provided by Bentley to the End User.

          (ii) MAINTENANCE SUBSCRIPTIONS. For the sale or renewal of a Maintenance Subscription to an End User Site for which Reseller is the Assigned Sales Partner, Bentley will pay Reseller compensation equal to 10% of the revenue recognized by Bentley (in accordance with generally accepted accounting principles) under such Maintenance Subscription until the earlier of (x) the end of the payment period, and (y) the termination date of this Agreement. Notwithstanding the foregoing, Reseller shall not be entitled to compenstion for the sale of any Manitenance Subscriptions to End User Sites that have another reseller as its assigned support provider.

          (iii) SUBSCRIPTION PRODUCTS. For the sale or renewal of any Subscription Product in the Category A Products to an End User Site for which Reseller is the Assigned Sales Partner, Bentley will pay Reseller compensation equal to 20% of the revenue recognized by Bentley (in accordance with generally accepted accounting principles) for such Subscription Product until the earlier of (x) the end of the payment period, and (y) the termination date of this Agreement. For the sale of any Subscription Product in the Category B Products to an End User Site for which Reseller is the Assigned Sales Partner, Bentley will pay Reseller compensation equal to 40% of the revenue recognized by Bentley (in accordance with generally accepted accounting principles) for such Subscription Product until the earlier of (a) the end of the payment period, and (b) the termination date of this Agreement.

          (iv) BENTLEY INSTITUTE COURSES. For the sale of a Bentley Institute Course offered by Bentley to an End User Site for which Reseller is the Assigned Sales Partner, Bentley will pay Reseller compensation equal to 10% of the Net End User Price.

     PAYMENT TERM. For the Bentley Software Products, and Bentley Institute Courses purchased by End User Sites for which Reseller is the Assigned Sales Partner, Bentley will pay all compensation under this Section 1 of EXHIBIT B within forty-five (45) days after the end of the month of the date of the invoice. For the Maintenance Subscriptions, and Subscription Products purchased by End User Sites for which Reseller is the Assigned Sales Partner, Bentley will pay monthly compensation under this Section 1 of EXHIBIT B within forty-five (45) days after the end of the month in which Bentley recognizes the revenue. In the event that revenue from any sale, license or subscription on which Bentley paid Reseller compensation pursuant to Section 6.02 of this Agreement is deemed uncollectable by Bentley, Bentley may apply the amount of such compensation paid (which shall be deemed not to have been earned) against any subsequent compensation earned by Reseller under Section 6.02 of this Agreement, and, upon termination of this Agreement, the unapplied balance of any such unearned compensation shall be immediately due and payable by Reseller to Bentley.

     WITHHOLDING OF COMPENSATIONS. Bentley may withhold payment of compensation to Reseller if (i) Reseller is past due on any invoice to Bentley; or (ii) Reseller has exceeded its Credit Limit (as defined below). In each instance, compensation will be withheld until Reseller has paid its outstanding Bentley invoices and/or has paid moneys to Bentley sufficient to bring Reseller within its Credit Limit. Bentley reserves the right to apply any and all compensation under this Section 1 of Exhibit B against any past due account balances of Reseller (in which case Bentley shall have the right in its sole discretion to apply such compensation first to the oldest such balances), or, in the event Reseller has exceeded its Credit Limit (as defined below), against any current or past due account balances of Reseller.

     NONSTANDARD END USER TERMS. In the event Bentley offers an End User Site for which Reseller is the Assigned Sales Partner discount or payment terms that are extraordinarily different than the standard terms offered by Bentley from time to time as published by Bentley, Bentley and Reseller agree to negotiate Reseller's compensation for any sale resulting from any such offer.

2.   SALES BY BENTLEY TO RESELLER FOR RESALE PURSUANT TO SECTION 7.

     DISCOUNTS. For Bentley Software Products ordered by Reseller pursuant to a Product Order submitted by Reseller for resale to an End User or prospective user, Reseller may purchase such Bentley Software Products at a 20% discount off the MSRP. For the sale of course materials for a Bentley Institute Course offered by Reseller with prior consent and approval of Bentley, Reseller may purchase such course materials at the MSRP without discount.

     PAYMENT TERM. Bentley will invoice Reseller for all orders made pursuant to
     Section 7. Reseller shall pay the invoiced amount within forty-five (45) days from the date of the invoice, failing which Bentley shall be entitled to cancel or suspend any further deliveries, payment, or compensation to Reseller under this or any other contract. All payments shall be made in the currency of the invoice and shall be executed in accordance with written instructions provided by Bentley to Reseller. Payment terms and conditions may vary for special programs and promotions outlined in the Bentley Pricebook. Reseller may not offset any amounts owing by Bentley to Reseller against any amounts owing from Reseller to Bentley under Section 7.

     CREDIT LIMIT. Bentley may, at its discretion, establish and adjust from time to time a line of credit for use by Reseller in ordering products and services from Bentley (the "CREDIT LIMIT"), based upon the payment history of Reseller, financial references and other financial information. Should Reseller receive a notice of termination pursuant to this Agreement, Reseller's credit limit shall be set to $0.00 as of the date of the notice. All transactions during the notice period shall be conducted on a cash basis. Reseller may continue to purchase Bentley Software Products using the following methods: (1) wire transfer; (2) credit card; or (3) certified check.

     CONDITIONAL ORDERS. Any Reseller order for Bentley Software Products that would place Reseller over its Credit Limit or any Reseller order that requires special pricing beyond the discount margin set forth in this Agreement shall be considered a "CONDITIONAL ORDER". Bentley reserves the right, with respect to any Conditional Order, to define any and all special payment procedures, sales, order terms, special pricing and Reseller compensation for such Conditional Order.

3.   MARKETING DEVELOPMENT FUND.

     Reseller will be eligible for reimbursement of preapproved marketing related expenses in an amount equal to the "MDF Percentage" set forth below of the invoice amount of sales pursuant to Section 6 of this Agreement of qualified Bentley products net of any Reseller compensation and End User or Reseller discounts, subject to the terms and conditions of the MDF as set forth on the Bentley Reseller Website or such other medium selected by Bentley. In order to be eligible for the MDF in any quarter Reseller must, among other things, be in good standing with no past due account balances with Bentley, and have sold pursuant to Section 6 of this Agreement the "MDF Threshold Amount" set forth below of qualified Bentley products during the previous quarter.

           MDF Percentage                     5 %

           MDF Threshold Amount               $83,250.00

4.   SPECIAL PROGRAMS AND PROMOTIONS.

     Bentley may provide from time to time sales programs and/or promotions that supersede standard Reseller compensation, pricing and discounts. These sales programs and/or promotions may contain limitations and restrictions and will only be offered for a limited time.

                                    EXHIBIT C

                             REPORTING REQUIREMENTS

A. BUSINESS PLAN. Within sixty (60) days from the date of signature of the Bentley Reseller Agreement by Bentley and annually thereafter, Reseller shall provide Bentley, for Bentley's approval, a detailed two-year business plan (the "PLAN"). The Plan must indicate the efforts, resources, programs and Reseller organization to be implemented and dedicated to marketing, selling and supporting each Business Segment set forth in EXHIBIT A in which Reseller is authorized to offer Bentley Products, together with a minimum purchase forecast by Reseller during the duration of this Agreement. Reseller shall prepare the Plan in accordance with the guidelines established by Bentley from time to time and published on the Bentley Reseller Website or such other medium selected by Bentley.

B. FORECAST. Reseller shall provide Bentley, at the dates determined by Bentley, a forecast detailing the prospective sales activity of the current and prospective user base serviced by Reseller. Such forecast shall include without limitation user names, main contact, the applicable Business Segment for such user, all Bentley Products in question, respective dollar amounts, and projected close date of the opportunity. The forecast shall be for all Bentley opportunities over a six (6) month period and shall be due in a format compatible with Siebel or such other form provided by Bentley. Bentley reserves the right to revoke Reseller's designation as the Assigned Sales Partner for any End User Site in which Reseller fails to provide timely and complete forecasts. Bentley will hold all non-public information provided by Reseller under this paragraph in confidence unless such non-public information is disclosed other than by Bentley.

C. POINT OF SALE REPORT. Reseller shall provide Bentley within fourteen (14) days after the end of each month during the term of this Agreement and maintain for a period of one (1) year thereafter a complete record of all resales of Bentley Software Products purchased by Reseller pursuant to Section 7 of this Agreement during such month showing End User name, installation site, address, date of sales, product identification codes, serial numbers, and such other information as Bentley shall reasonably request. Reseller shall provide Bentley, upon Bentley's request, a report of its unsold inventory of Bentley Software Products purchased by Reseller pursuant to Section 7 of this Agreement, and such report shall be reconciled to the Point of Sales Report described in the foregoing sentence. Bentley will hold all non-public information provided by Reseller under this paragraph in confidence unless such non-public information is disclosed other than by Bentley.

D. FINANCIAL STATEMENTS. Upon Bentley's request from time to time, Reseller shall provide Bentley with Reseller's financial statements (balance sheet and income statement) for its most recent fiscal year ended no less than 120 days before the request is made, and for such interim periods as Reseller may have available. Bentley will hold all financial statements provided by Reseller under this paragraph in confidence unless such financial statements are disclosed other than by Bentley; PROVIDED, HOWEVER, that Bentley may disclose any financial statements and related information provided by Reseller under this paragraph to banks, credit insurers and other third parties in connection with any financing transaction of Bentley that is based upon in part or otherwise involves the creditworthiness of Reseller.

                                    EXHIBIT D

                        SELECT SERVICES AND COMPENSATION

Bentley and Reseller intend that Reseller provide support services to subscribers to the Bentley SELECT Program and therefore desire to supplement and modify the terms of the Bentley Reseller Agreement (of which this is an exhibit thereto) in the manner set forth below.

1. AUTHORIZATION. Bentley authorizes Reseller to provide support services to any Subscriber Site (as defined below) for which Reseller is the Assigned Support Provider (as defined below); provided that such support services are provided by an employee of Reseller who has met and maintains the appropriate Technical Certification (as defined below). The term "SUBSCRIBER SITE" shall mean any office(s), location(s), division(s) or other unit(s) of a subscriber to the Bentley SELECT Program designated by Bentley from time to time. The term "TECHNICAL CERTIFICATION" shall mean the minimum requirements and standards set forth on the Bentley Reseller Website or such other medium selected by Bentley in which an employee of Reseller must meet and maintain in order for Reseller to provide support services to Subscriber Sites for which Reseller is the Assigned Support Provider. The term "ASSIGNED SUPPORT PROVIDER" shall mean, with respect to any Subscriber Site, the reseller, if any, that has been authorized by Bentley to provide support services under the Bentley SELECT Program to such Subscriber Site. Bentley shall have the right to revoke Reseller's designation as the Assigned Support Provider for any Subscriber Site at any time upon notice to Reseller. As the Assigned Support Provider for any Subscriber Site, Reseller will perform the duties and services designated by Bentley from time to time including, without limitation, providing first line support to such Subscriber Sites, and, after the Notification Date (as defined in Exhibit E), using Bentley's Siebel customer relationship management software system for all contacts with such Subscriber Sites.

2. COMPENSATION. Reseller's compensation during any calendar quarter for providing support services under the Bentley SELECT Program shall be in an amount equal to the product of (a) the In-Service SELECT Coverage (as defined below) for such quarter, and (b) the Applicable SELECT Compensation Rate (as defined below) for such quarter.

     "APPLICABLE SELECT COMPENSATION RATE" for any quarter will be based on the percentage set forth in the table below opposite the Reinvestment Ratio (as defined below).

     "REINVESTMENT RATIO" for any quarter is computed by dividing (a) the aggregate revenues from the sale or license pursuant to Section 6 of this Agreement of Bentley Software Products, Bentley Institute Courses and Subscription Products to End User Sites for which Reseller was at the time of such sale or license the Assigned Sales Partner (excluding any revenues from sales or licenses of Bentley Software Products, Bentley Institute Courses and Subscription Products to End User Sites for which, at the time of such sale or license, Bentley or another reseller was the Assigned Support Provider) and that were recognized by Bentley (in accordance with generally accepted accounting principles) during the previous four quarters LESS any Reseller compensation and End User or Reseller discounts given by Bentley in connection with such sales or licenses ("NET RIR REVENUES"), BY
     (b) the sum of In-Service SELECT Coverage (as defined below) for the previous four quarters. For example, the calculation of the Reinvestment Ratio for the second quarter of any year will include the Net RIR Revenues and In-Service SELECT Coverage for the first quarter of such year and the Net RIR Revenues and In-Service SELECT Coverage for the fourth, third and second quarters of the year immediately preceding the first quarter.

     "IN-SERVICE SELECT COVERAGE" for any quarter equals the SELECT support revenues recognized by Bentley in accordance with generally accepted accounting principles during such quarter from Subscriber Sites for which Reseller is the Assigned Support Provider pro rata based on the number of days during such quarter that Reseller is the Assigned Support Provider for any such Subscriber Site.

     Based on the Reinvestment Ratio for the quarter, the Applicable SELECT Compensation Rate is determined from the following table:

            Reinvestment Ratio             Applicable SELECT Compensation Rate
            ------------------             -----------------------------------
            Less than 0.10                 0%
            0.10-0.1999                    10%
            0.20-0.3999                    20%
            0.40-0.5199                    21%
            0.52-0.5999                    22%
            0.60-0.6599                    23%
            0.66-0.7199                    24%
            0.72-0.7799                    25%
            0.78-0.8399                    26%
            0.84-0.8999                    27%
            0.90-0.9599                    28%
            0.96-1.0199                    29%
            1.02-1.0799                    30%
            1.08-1.1399                    31%
            1.14-1.1999                    32%
            1.20-1.2499                    33%
            1.25-1.2999                    34%
            1.30-1.3499                    35%
            1.35-1.3999                    36%
            1.40-1.4499                    37%
            1.45-1.4999                    38%
            1.50-1.5999                    39%
            1.60+                          40%

3. PAYMENT OF SELECT COMPENSATION. Bentley shall make monthly SELECT compensation payments to Reseller within 45 days after the end of each month. Bentley may without payment of SELECT compensation to Reseller and apply such compensation against any account balance of Reseller, to the extent Reseller is past due on any invoice from Bentley or Reseller has exceeded its Credit Limit (in either case Bentley shall have the right in its sole discretion to apply any SELECT compensation first to the oldest invoices).

4. MAINTENANCE SUBSCRIPTIONS. Notwithstanding anything contained in this Agreement to the contrary, Reseller (a) shall not receive any compensation in accordance with Section 6.02 and EXHIBIT B to this Agreement for the sale of Maintenance Subscriptions to Subscriber Sites for which Reseller is the Assigned Support Provider, and (b) shall receive compensation in accordance with Section 6.02 and EXHIBIT B to this Agreement for the sale of Maintenance Subscriptions to Subscriber Sites for which Reseller is the Assigned Sales Partner and Bentley is the Assigned Support Provider.

                                    EXHIBIT E

                                TRANSITION PERIOD

Notwithstanding anything in this Agreement to the contrary, the following terms and conditions shall govern the parties to this Agreement, and shall supercede any conflicting terms in this Agreement, during the period beginning on the Effective Date and ending on the Notification Date. The term "NOTIFICATION DATE" shall mean the date on which Bentley delivers notice to Reseller that Bentley's Siebel customer relationship management software system and related systems have been fully deployed, and that Bentley is ready to offer Bentley Products directly to End Users pursuant to the terms and conditions of Section 6 of this Agreement.

1. During the period beginning on the Effective Date and ending on the Notification Date, Bentley will not accept any Products Order submitted pursuant to Section 6 of this Agreement, and Reseller will not be entitled to any compensation pursuant to Section 6.02 of this Agreement. For any product orders accepted by Bentley directly from an End User prior to the Notification Date in accordance with historical practices, the compensation (if any) paid by Bentley to Reseller shall be agreed to in advance.

2. During the period beginning on the Effective Date and ending on the Notification Date, Reseller may submit Product Orders for any Bentley Product pursuant to Section 7 of this Agreement, and, if such Product Order is accepted by Bentley, Reseller may purchase such Bentley Products for resale to an End User site at the following discount off the applicable
     MSRP: (a) if the Product Order contains the name and address of the End User Site for which Reseller is the Assigned Sales Provider and to which Reseller commits to resell such Bentley Products, Bentley will offer Reseller the same discount off the applicable MSRP that Bentley offered Reseller for such Bentley Products under the applicable MVAR Agreement (or other reseller agreement with Bentley) immediately prior to the Effective Date, and (b) otherwise, Bentley will offer Reseller a 20% discount off the applicable MSRP.

3. This paragraph 3 only applies to those Bentley Reseller Agreements that contain an EXHIBIT D (SELECT Services and Compensation Terms). During the period beginning on the Effective Date and ending on the Notification Date, notwithstanding anything in EXHIBIT D to the contrary, SELECT compensation shall be calculated on the basis of a Reinvestment Ratio defined as follows:

          "REINVESTMENT RATIO" for any quarter is computed by dividing
          (a) the aggregate revenues recognized by Bentley (in accordance with generally accepted accounting principles) during such quarter from (i) the sale or license pursuant to
          Section 7 of this Agreement of Bentley Software Products to Reseller, and (ii) the sale or license of Bentley Software Products to Subscriber Sites for whom Reseller is the Assigned Support Provider, LESS any Reseller compensation given by Bentley in connection with such sales or licenses, BY (b) the sum of In-Service SELECT Coverage for such quarter."

4. This paragraph 4 only applies to those Bentley Reseller Agreements that contain an EXHIBIT D (SELECT Services and Compensation Terms). Notwithstanding anything contained in EXHIBIT D to the contrary, the calculation of (i) the Reinvestment Ratio for the first quarter following the Notification Date shall be based on the Net RIR Revenues and In-Service SELECT Coverage for such quarter, and (ii) the Reinvestment Ratio for the second, third and fourth quarters following the Notification Date shall be based on the Net RIR Revenues and In-Service SELECT Coverage for those quarters immediately following the Notification Date and immediately preceding the quarter of determination.